NEWS RELEASE

ALASKA SILVER ANNOUNCES APPOINTMENT OF DR. LANCE MILLER AS TECHNICAL ADVISOR

TUCSON, ARIZONA, US - July 8, 2026 - Alaska Silver Corp. (the "Company" or "Alaska Silver") (TSXV: "WAM", FSE: MK71, OTCQX: WAMFF) is pleased to announce the appointment of Dr. Lance Miller as Technical Advisor to the Company.

Dr. Miller is Vice President of Natural Resources for NANA Regional Corporation, one of Alaska's 12 Regional Alaska Native Corporations, where he helps lead responsible resource development on behalf of the Iñupiat shareholders. A highly respected mining professional with more than 35 years of experience in Alaska and around the world, Dr. Miller has played a leading role in the state's mining industry through positions including Chairman of the Alaska Minerals Commission and President of the Resource Development Council. His deep understanding of Alaska's geology, project development, communities, and stakeholder environment will be invaluable as the Company advances the Illinois Creek project.

The Company also announces that Darwin Green has stepped down from the Technical Committee. Alaska Silver thanks Mr. Green for his years of dedicated service and valuable contributions to the Company and wishes him continued success in his future endeavors.

Kit Marrs, President and CEO of Alaska Silver, stated, "We are pleased to welcome Lance Miller as Technical Advisor. Lance brings decades of exploration and development experience and a proven track record of advancing high-quality mineral projects, and his technical insight will be invaluable as we continue to execute on our growth strategy and create long-term value for our shareholders.

On behalf of the Board and management, I would also like to sincerely thank Darwin Green for his many contributions as a member of our Technical Committee. Darwin's guidance and expertise have been instrumental in helping advance the Illinois Creek project, and we wish him continued success in his future endeavors. We are grateful for his service and dedication to the Company and its shareholders."

Dr. Lance Miller stated, "On a recent site visit I was impressed with the extent of the under-explored nature of mineral occurrences across the Illinois Creek district.  I look forward to helping advance the project with the exceptional team at Alaska Silver to add value for shareholders and the communities in the region."

About Alaska Silver

Alaska Silver is a junior exploration company focused on the discovery and development of high-grade silver, gold and critical metals assets within one of North America's major high-grade silver and critical minerals districts at their Illinois Creek (IC) Project in western Alaska. Illinois Creek is a contiguous, 100%-owned land package totaling 80,895 acres (126.4 square miles or 32,337 hectares) anchored by two resource-level mineralization zones separated by 8 km of high potential exploration ground. At one end lies the high-grade silver mineralization at the Waterpump Creek zone, which hosts an Inferred Mineral Resource of 75 Moz AgEq at a grade of 279 g/t silver, 11.28 % zinc and 9.87% lead1,2, that remains open to the north and south. At the western end is the historical past-producing Illinois Creek Mine that closed due to low metal prices leaving untouched Indicated Mineral Resources of 260,000 oz gold at 0.92 g/t Au and 8.3 Moz silver at 29.72 g/t Ag, along with Inferred Mineral Resources of 290,000 oz  at 0.84 g/t Au and 10.4 Moz silver at 30.11 g/t Ag2,3. The IC Project is located approximately 38 kilometers from the Yukon River, the region's primary marine transportation corridor. Headquartered in Alaska and Arizona, Alaska Silver is led by a team with a proven track record of large-scale mine discoveries.

1For Waterpump Creek, the formulas for AgEq are AgEq (g/t)= Ag (g/t) + 28.56 x Pb(%) + 37.12 x Zn(%) and assume metal prices of US$24/oz Ag, US$1.30/lb Zn, and US$ 1.00/lb Pb.

2 Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project, Western Alaska, USA" dated February 25, 2026 (effective date of January 22, 2026).

3 For Illinois Creek, AuEq values are based only on gold and silver values using metal prices of US$3,500/oz Au and US$45/oz Ag.

Qualified Person

Patrick Donnelly P.Geo, a Qualified Person under National Instrument 43-101, has reviewed and approved the scientific and technical information in this news release.

On behalf of the Company

"Kit Marrs"

Kit Marrs

President & CEO

kit@alaskasilver.com

Phone: 1-520-200-1667

For further information, please contact:

Patrick Donnelly

Executive Vice President

pat@alaskasilver.com

Or visit our website at: www.alaskasilver.com

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation. "Forward-looking information" includes, but is not limited to, statements with respect to the activities, events or developments that the Company expects or anticipates will or may occur in the future. Generally, but not always, forward-looking information can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof. This forward looking information relates to, among other things, ongoing and anticipated exploration work at the Illinois Creek Project; the anticipated timing of assay results and the expected results therefrom; the potential for an entirely new area of mineralization at Silver Sage; the potential continuity of the CRD property; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Illinois Creek Project as currently contemplated; the expectation that exploration activities (including drill results) will accurately predict mineralization; the expectation that the Company will implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the effective targeting activities proposed by the Company; the benefits of the Company's approach to exploration; and the anticipated benefits of the Company's approach to the resource development plan.

Such forward-looking information is based on numerous assumptions, including among others, that exploration work at the Illinois Creek Project will occur as anticipated; assay results will be received when anticipated; Silver Sage will represent an entirely new area of mineralization; the CRD property will exhibit the anticipated continuity; the Company will be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; exploration activities (including drill results) will accurately predict mineralization; the Company will be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the targeting activities proposed by the Company will be effective; and the Company's approach to exploration will result in the expected benefits. Although the assumptions made by the Company in providing forward-looking information is considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate and actual results and future events could differ materially from those anticipated in such information.

Important factors that could cause actual results to differ materially from the Company's plans or expectations include: the risk that exploration work at the Illinois Creek Project will not occur as anticipated; the risk that assay results will not be received when anticipated; the risk that Silver Sage will not represent a new area of mineralization as anticipated; the risk that the CRD property will not exhibit the anticipated continuity; the risk that the Company will not be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; the risk that exploration activities (including drill results) will not accurately predict mineralization; the risk that Company will not be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the risk that the targeting activities proposed by the Company will not be effective; the risk that the Company's approach to exploration will not result in the expected benefits; risks related to market conditions and metal prices; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company's public disclosure record on SEDAR+ (www.sedarplus.ca) under the Company's issuer profile. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking information or implied by forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. Any forward-looking information contained in this news release is expressly qualified in their entirety by this cautionary statement. We seek safe harbor.